EXHIBIT 10.1
AMENDMENT TO SERVICES AGREEMENT
     THIS AMENDMENT TO SERVICES AGREEMENT (the “Amendment”) is dated as of June 27, 2006 (the “Effective Date”), by and between IntraBiotics Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and Hickey & Hill, Inc., a California corporation (“H&H”).
RECITALS
     WHEREAS, the Company and H&H previously entered into that certain Services Agreement, dated June 20, 2005 (the “Services Agreement”), whereby H&H provided the Company with certain administrative and financial consulting services as set forth in Exhibit A to the Services Agreement;
     WHEREAS, on October 31, 2005, the parties amended the Services Agreement to provide for an increase in the monthly compensation payable to H&H and a payment of a performance bonus (the “First Amendment,” which together with the Services Agreement shall be referred to hereinafter as the “Agreement”); and
     WHEREAS, the Company and H&H now desire to further amend the Agreement to provide for an extension of the Agreement for an additional term of one (1) year subject to the terms and conditions set forth in this Amendment.
AMENDMENT
     NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties agree as follows:
     1. The term of the Agreement is hereby extended for one (1) year beginning on June 20, 2006 and ending at the close of business on June 19, 2007, unless earlier terminated in accordance with Section 4 of the Agreement.
     2. Section 3(A) of the Agreement is hereby deleted in its entirety, and the following is inserted in its place:
A. In consideration of the performance of the Services by H&H set forth in Section 1 above, the Company shall pay H&H the following:
     (i) a monthly fee of $13,200 beginning as of June 20, 2006, payable monthly on the last day of each calendar month that this Agreement is in effect.
     (ii) an annual performance bonus of up to $60,000, payable on or before April 3, 2007, as determined by the Board of Directors, based upon the following criteria: the survival circumstances of the Company; the performance of H&H; and the hours worked by H&H relative to the hours worked in the previous one-year term.
     3. This Amendment supersedes any previous understandings, commitments or representations whatsoever, whether oral or written, related to the subject matter of this Amendment. In the event of any inconsistencies between the terms of the Agreement and this Amendment, the terms of this Amendment shall control. All other terms of the Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the Effective Date.

INTRABIOTICS PHARMACEUTICALS, INC.		HICKEY & HILL, INC.

By:	/s/ KEVIN TANG	By:	/s/ DENIS HICKEY

Name:	Kevin Tang	Name:	Denis Hickey

Title:	Director	Title:	Consultant